Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement Nos. 333-193039, 333-200687, 333-211839, 333-226321 and 333-240083 on Form S-8 and Registration Statement No. 333-252173 on Form S-3 of our reports dated March 16, 2021, relating to the consolidated financial statements of Kindred Biosciences, Inc. and subsidiaries appearing in this Annual Report on Form 10-K of Kindred Biosciences, Inc. for the year ended December 31, 2020.

/s/ KMJ Corbin & Company LLP

Costa Mesa, California
March 16, 2021